UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) – NOVEMBER 24, 2009

Commission File Number: 333-144973

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314, Henderson, NV
Henderson, NV  89074

(Address of principal executive offices, including zip code)

(702)  914-4300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Entry into a Material Definitive Agreement.   On November 23, 2009, Liberty Capital Asset Management, Inc. (the “Company”) entered into an Asset Purchase Agreement, (“Agreement”) with Las Vegas Railway Express (“LVRE”) to acquire 100% of the issued and outstanding stock of LVRE for the total consideration of twenty million common shares, four million of which will be paid at closing and the remaining sixteen million shares are to be received by LVRE according to a performance schedule contained within the agreement. The agreement is subject to shareholder approval.

As of November 24, 2009, there were 17,589,686 common shares issued and outstanding and the following represents the Beneficial Ownership of the Company:

Shareholder	Address	Shares	%
JMW Fund, LLC	Pasedena, CA	2,584,477	14.7%
Allegheny Nevada Holdings Corporation	Henderson, NV	2,402,728	13.7%
San Gabriel Fund, LLC	Pasedena, CA	1,421,694	8.1%
CBS Consultants Inc	Henderson, NV	1,296,729	7.4%
James Capital	Spokane, WA	1,350,000	7.7%

Upon final approval by the shareholders, LVRE will become a wholly owned subsidiary of Liberty Capital Asset Management. It is the plan of management that the direction of the business be changed as the economic and political environment for acquisition and liquidation of toxic mortgage assets has declined substantially and the company is unable to attract investors to acquire more loan pools. Without new investment capital, Liberty cannot sustain itself or grow its business. Liberty enjoyed early success in the toxic mortgage pool arena and has generated operating profits since its inception. The recently filed 10Q for the period ending September 30, 2009, reflects operating losses and a dramatic reduction in revenue over the prior year period.

LVRE is a start-up concept with no revenues, but management believes the prospect of restoring conventional passenger rail service to the Los Angeles to Las Vegas corridor has merit. LVRE has made substantial progress with the Class 1 railroad companies and Amtrak toward making the service a reality. Management further believes that the prospect for growth and future shareholder value is better with LVRE than it is with the current Liberty Capital Asset Management structure. Upon approval by the shareholders, it is the plan to change the name of Liberty Capital Asset Management to Las Vegas Railway Express and subsequently change the CUSIP number of the stock. A copy of the Asset Purchase Agreement is available on the company’s website www.libcapital.com . A copy of the LVRE business plan summary is available to shareholders by contacting the company at 702-914-4300 and the LVRE website is www.vegasxpress.com ..

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: November 24, 2009	LIBERTY CAPITAL ASSET MANAGEMENT, INC.

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer